Exhibit 99.1

Plains All American Reports Third-Quarter 2021 Results

Houston, TX – November 2, 2021– Plains All American Pipeline, L.P. (Nasdaq: PAA) and Plains GP Holdings (Nasdaq: PAGP) today reported third-quarter 2021 results and provided the following updates:

•Successfully completed formation of Plains Oryx Permian Basin strategic joint venture (closed October 5th); cashless transaction, debt-free entity, near-term free cash flow accretive to Plains and Oryx, with targeted JV synergies of $50–$100 million or more

•Reported a net loss for the period of $59 million, including the non-cash impact of an approximately $220 million asset impairment charge

•Reported third-quarter Adjusted EBITDA of $519 million and maintained full-year 2021 Adjusted EBITDA guidance of +/- $2.175 billion (includes approximately $40 million impact of Fort Saskatchewan incident and other timing-related items)

•Increased forecasted 2021 Free Cash Flow after Distributions by $50 million to +/- $1.4 billion, or +/- $500 million excluding proceeds from asset sales

•Reduced 2021 capital (investment and maintenance) guidance by an additional $50 million to +/- $455 million, approximately 30% below February guidance

•Reduced total debt by approximately $650 million in the period and by approximately $1 billion since year-end 2020

•Continued utilizing the November 2020 repurchase authorization during the period, bringing total cumulative repurchases to $167 million, or 18.1 million PAA common units

“We delivered third-quarter results that exceeded our expectations, increased our full-year Free Cash Flow outlook and maintained full-year Adjusted EBITDA guidance despite the impact of non-recurring and timing-related items,” stated Willie Chiang, Chairman and CEO of Plains. “Importantly, we continue to execute across multiple key initiatives, all of which are aimed at maximizing free cash flow to reinforce our balance sheet and generate attractive returns for our equity holders. Integration of the Plains Oryx Permian Basin joint venture is well underway, and we are increasingly confident in the synergies the JV is positioned to capture, the value of the operating leverage embedded within our system, and the magnitude of production growth the basin is positioned to deliver over the next several years.”
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains All American Pipeline

Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
GAAP Results	2021	2020	Change	2021	2020	Change
Net income/(loss) attributable to PAA (1)	$(59)	$143	**	$143	$(2,562)	**
Diluted net income/(loss) per common unit	$(0.15)	$0.13	**	$(0.01)	$(3.72)	**
Diluted weighted average common units outstanding	715	728	(2)%	719	728	(1)%
Net cash provided by operating activities	$336	$282	19%	$1,361	$1,256	8%
Distribution per common unit declared for the period	$0.18	$0.18	—%	$0.54	$0.54	—%

** Indicates that variance as a percentage is not meaningful.
(1)Reported results for the nine months ended September 30, 2021 include aggregate non-cash asset impairments of approximately $695 million related to the sale of our gas storage assets and the write-down of certain crude oil terminal assets. Reported results for the nine months ended September 30, 2020 include aggregate non-cash goodwill and asset impairments and the write-down of certain of our investments in unconsolidated entities totaling $3.3 billion, representing a nine-month net loss of $4.55 after tax per common unit.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Non-GAAP Results (1)	2021	2020	Change	2021	2020	Change
Adjusted net income attributable to PAA	$208	$382	(46)%	$653	$1,070	(39)%
Diluted adjusted net income per common unit	$0.22	$0.46	(52)%	$0.70	$1.26	(44)%
Adjusted EBITDA	$519	$682	(24)%	$1,643	$2,001	(18)%
Implied DCF per common unit and common unit equivalent	$0.48	$0.63	(24)%	$1.51	$1.84	(18)%
Free Cash Flow	$1,093	$73	**	$1,830	$195	**
Free Cash Flow after Distributions	$927	$(95)	**	$1,304	$(466)	**

** Indicates that variance as a percentage is not meaningful.
(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding our Non-GAAP financial measures, including their reconciliation to the most directly comparable measures as reported in accordance with GAAP, and certain selected items that PAA believes impact comparability of financial results between reporting periods.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Summary of Selected Financial Data by Segment (unaudited)
(in millions)

	Segment Adjusted EBITDA
	Transportation	Facilities	Supply and Logistics
Three Months Ended September 30, 2021	$427	$114	$(23)
Three Months Ended September 30, 2020	$444	$176	$61
Percentage change in Segment Adjusted EBITDA versus 2020 period	(4)%	(35)%	**
Percentage change in Segment Adjusted EBITDA versus 2020 period further adjusted for impact of divested assets (1)	(4)%	(26)%	N/A

	Segment Adjusted EBITDA
	Transportation	Facilities	Supply and Logistics
Nine Months Ended September 30, 2021	$1,248	$425	$(31)
Nine Months Ended September 30, 2020	$1,233	$560	$205
Percentage change in Segment Adjusted EBITDA versus 2020 period	1%	(24)%	**
Percentage change in Segment Adjusted EBITDA versus 2020 period further adjusted for impact of divested assets (1)	1%	(20)%	N/A

** Indicates that variance as a percentage is not meaningful.

(1)Estimated impact of divestitures completed during 2020 and 2021, assuming an effective date of January 1, 2020. Divested assets primarily included certain NGL storage terminals, Los Angeles Basin crude oil storage terminals and natural gas storage facilities that were previously included in our Facilities segment and the sale of a portion of our interest in a joint venture pipeline that was previously reported in our Transportation segment.

Third-quarter 2021 Transportation Segment Adjusted EBITDA decreased 4% versus comparable 2020 results primarily due to lower tariffs on certain long-haul volumes partially offset by an overall increase in tariff volumes.

Third-quarter 2021 Facilities Segment Adjusted EBITDA decreased 35% versus comparable 2020 results primarily due to the impact of asset sales and reduced NGL intersegment fees.

Third-quarter 2021 Supply and Logistics Segment Adjusted EBITDA decreased versus comparable 2020 results primarily due to contango margins realized in the third quarter of 2020, partially offset by reduced NGL intersegment fees.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Financial and Operating Guidance (unaudited)
(in millions, except volumes, per unit and per barrel data)

	Twelve Months Ended December 31,
	2019	2020	2021 (G)
			+ / -
Segment Adjusted EBITDA
Transportation	$1,722	$1,616	$1,670
Facilities	705	731	530
Fee-Based	$2,427	$2,347	$2,200
Supply and Logistics	803	210	(25)
Adjusted other income/(expense), net (1)	7	3	—
Adjusted EBITDA (2)	$3,237	$2,560	$2,175
Interest expense, net of certain non-cash items (3)	(407)	(415)	(405)
Maintenance capital	(287)	(216)	(180)
Current income tax expense	(112)	(51)	(15)
Other	(55)	3	(10)
Implied DCF (2)	$2,376	$1,881	$1,565
Preferred unit distributions paid (4)	(198)	(198)	(200)
Implied DCF Available to Common Unitholders	$2,178	$1,683	$1,365

Implied DCF per Common Unit and Common Unit Equivalent (2)	$2.91	$2.29	$1.92

Distributions per Common Unit (5)	$1.38	$0.90	$0.72
Common Unit Distribution Coverage Ratio	2.17x	2.57x	2.64x

Diluted Adjusted Net Income per Common Unit (2)	$2.51	$1.55	$0.92

Operating Data
Transportation
Average daily volumes (MBbls/d)	6,893	6,340	6,250
Segment Adjusted EBITDA per barrel	$0.68	$0.70	$0.73

Facilities
Average capacity (MMBbls/Mo)	125	124	110
Segment Adjusted EBITDA per barrel	$0.47	$0.49	$0.40

Supply and Logistics
Average daily volumes (MBbls/d)	1,369	1,318	1,475
Segment Adjusted EBITDA per barrel	$1.61	$0.43	$(0.05)

Investment Capital	$1,340	$921	$275

(G) 2021 Guidance forecasts are intended to be + / - amounts.
(1)Represents “Other income, net” as reported on our Condensed Consolidated Statements of Operations, adjusted for selected items impacting comparability of $(17) million and $(36) million for the twelve months ended December 31, 2019 and 2020, respectively. See the “Selected Items Impacting Comparability” table for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

(2)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” for information regarding non-GAAP financial measures and, for the historical 2019 and 2020 periods, see the Non-GAAP Reconciliation tables attached hereto for a reconciliation of such non-GAAP financial measures to the most directly comparable measures as reported in accordance with GAAP. We do not provide a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures on a forward-looking basis as it is impractical to forecast certain items that we have defined as “Selected Items Impacting Comparability” without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of such items and the periods in which such items may be recognized. Thus, a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures could result in disclosure that could be imprecise or potentially misleading.
(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Cash distributions paid to our preferred unitholders during 2019 and 2020. 2021(G) reflects the current annualized distribution requirement of $2.10 per Series A preferred unit and the current annualized distribution requirement of $61.25 per Series B preferred unit.
(5)Cash distributions per common unit paid during 2019 and 2020. 2021(G) reflects the current annualized distribution rate of $0.72 per common unit.

Plains GP Holdings

    PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables attached hereto.

Conference Call
    PAA and PAGP will hold a joint conference call at 4:00 p.m. CT on Tuesday, November 2, 2021 to discuss the following items:
1.PAA’s third-quarter 2021 performance;
2.Capitalization and liquidity; and
3.Financial and operating guidance.
Conference Call Webcast Instructions
To access the internet webcast, please go to https://edge.media-server.com/mmc/p/mharyy4f.

Alternatively, the webcast can be accessed on our website (www.plainsallamerican.com) under Investor Relations (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Quarterly Earnings). Following the live webcast, an audio replay in MP3 format will be available on our website within two hours after the end of the call and will be accessible for a period of 365 days. A transcript will also be available after the call at the above referenced website.

Non-GAAP Financial Measures and Selected Items Impacting Comparability
To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

The primary additional measures used by management are earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation and amortization and write-downs related to cancelled projects of unconsolidated entities), gains and losses on asset sales and asset impairments, goodwill impairment losses and gains on and impairments of investments in unconsolidated entities, adjusted for certain selected items impacting comparability (“Adjusted EBITDA”), Implied Distributable Cash Flow (“DCF”), Free Cash Flow and Free Cash Flow after Distributions. Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income/(Loss), and Free Cash Flow and Free Cash Flow after Distributions are reconciled to Net Cash Provided by Operating Activities (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Condensed Consolidated Financial Statements and accompanying notes. In addition, we encourage you to visit our website at www.plainsallamerican.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the Investor Relations tab), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures.

Performance Measures

Management believes that the presentation of Adjusted EBITDA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are related to investing activities (such as the purchase of linefill) and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may be further adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” in our Condensed Consolidated Financial Statements. We also adjust for amounts billed by our equity method investees related to deficiencies under minimum volume commitments. All such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects. Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, investment capital projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

Liquidity Measures

Management also uses the non-GAAP financial measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes. Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Used in Investing Activities, which primarily includes acquisition, investment and maintenance capital expenditures, investments in unconsolidated entities and the impact from the purchase and sale of linefill and base gas, net of proceeds from the sales of assets and further impacted by cash received from or paid to noncontrolling interests. Free Cash Flow is further reduced by cash distributions paid to our preferred and common unitholders to arrive at Free Cash Flow after Distributions.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
REVENUES	$10,776	$5,833	$29,089	$17,327

COSTS AND EXPENSES
Purchases and related costs	10,074	5,107	26,743	15,000
Field operating costs	274	254	746	811
General and administrative expenses	67	61	205	201
Depreciation and amortization	178	160	551	493
(Gains)/losses on asset sales and asset impairments, net	221	(2)	592	617
Goodwill impairment losses	—	—	—	2,515
Total costs and expenses	10,814	5,580	28,837	19,637

OPERATING INCOME/(LOSS)	(38)	253	252	(2,310)

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	69	89	190	280
Gain on/(impairment of) investments in unconsolidated entities, net	—	(91)	—	(182)
Interest expense, net	(106)	(113)	(319)	(329)
Other income/(expense), net	(10)	5	13	(7)

INCOME/(LOSS) BEFORE TAX	(85)	143	136	(2,548)
Current income tax expense	(8)	(17)	(11)	(39)
Deferred income tax benefit	38	20	27	32

NET INCOME/(LOSS)	(55)	146	152	(2,555)
Net income attributable to noncontrolling interests	(4)	(3)	(9)	(7)
NET INCOME/(LOSS) ATTRIBUTABLE TO PAA	$(59)	$143	$143	$(2,562)

NET INCOME/(LOSS) PER COMMON UNIT:
Net income/(loss) allocated to common unitholders — Basic and Diluted	$(109)	$93	$(7)	$(2,712)
Basic and diluted weighted average common units outstanding	715	728	719	728
Basic and diluted net income/(loss) per common unit	$(0.15)	$0.13	$(0.01)	$(3.72)

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	September 30, 2021	December 31, 2020
ASSETS
Current assets (including Cash and cash equivalents of $191 and $22, respectively)	$4,874	$3,665
Property and equipment, net	13,084	14,611
Investments in unconsolidated entities	3,710	3,764
Linefill and base gas	901	982
Long-term operating lease right-of-use assets, net	374	378
Long-term inventory	221	130
Other long-term assets, net	1,033	967
Total assets	$24,197	$24,497

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,397	$4,253
Senior notes, net	8,327	9,071
Other long-term debt, net	61	311
Long-term operating lease liabilities	326	317
Other long-term liabilities and deferred credits	789	807
Total liabilities	14,900	14,759

Partners’ capital excluding noncontrolling interests	9,152	9,593
Noncontrolling interests	145	145
Total partners’ capital	9,297	9,738
Total liabilities and partners’ capital	$24,197	$24,497

DEBT CAPITALIZATION RATIOS
(in millions)

	September 30, 2021	December 31, 2020
Short-term debt	$808	$831
Long-term debt	8,388	9,382
Total debt	$9,196	$10,213

Long-term debt	$8,388	$9,382
Partners’ capital	9,297	9,738
Total book capitalization	$17,685	$19,120
Total book capitalization, including short-term debt	$18,493	$19,951

Long-term debt-to-total book capitalization	47%	49%
Total debt-to-total book capitalization, including short-term debt	50%	51%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Basic and Diluted Net Income/(Loss) per Common Unit
Net income/(loss) attributable to PAA	$(59)	$143	$143	$(2,562)
Distributions to Series A preferred unitholders	(37)	(37)	(112)	(112)
Distributions to Series B preferred unitholders	(12)	(12)	(37)	(37)
Other	(1)	(1)	(1)	(1)
Net income/(loss) allocated to common unitholders	$(109)	$93	$(7)	$(2,712)

Basic and diluted weighted average common units outstanding (2) (3)	715	728	719	728

Basic and diluted net income/(loss) per common unit	$(0.15)	$0.13	$(0.01)	$(3.72)

(1)We calculate net income/(loss) allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income/(loss) per common unit for the three and nine months ended September 30, 2021 and 2020 as the effect was antidilutive.
(3)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three and nine months ended September 30, 2021 and 2020, the effect of equity-indexed compensation plan awards was antidilutive, or did not change the presentation of diluted weighted average common units outstanding or diluted net income/(loss) per common unit.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS
COMPUTATION OF BASIC AND DILUTED ADJUSTED NET INCOME PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Basic Adjusted Net Income per Common Unit
Net income/(loss) attributable to PAA	$(59)	$143	$143	$(2,562)
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	267	239	510	3,632
Adjusted net income attributable to PAA	$208	$382	$653	$1,070
Distributions to Series A preferred unitholders	(37)	(37)	(112)	(112)
Distributions to Series B preferred unitholders	(12)	(12)	(37)	(37)
Other	(1)	(2)	(1)	(3)
Adjusted net income allocated to common unitholders	$158	$331	$503	$918

Basic weighted average common units outstanding	715	728	719	728

Basic adjusted net income per common unit	$0.22	$0.46	$0.70	$1.26

Diluted Adjusted Net Income per Common Unit
Net income/(loss) attributable to PAA	$(59)	$143	$143	$(2,562)
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	267	239	510	3,632
Adjusted net income attributable to PAA	$208	$382	$653	$1,070
Distributions to Series A preferred unitholders	(37)	(37)	(112)	(112)
Distributions to Series B preferred unitholders	(12)	(12)	(37)	(37)
Other	(1)	(1)	(1)	(1)
Adjusted net income allocated to common unitholders	$158	$332	$503	$920

Basic weighted average common units outstanding	715	728	719	728
Effect of dilutive securities:
Series A preferred units (3)	—	—	—	—
Equity-indexed compensation plan awards (4)	—	—	—	—
Diluted weighted average common units outstanding	715	728	719	728

Diluted adjusted net income per common unit	$0.22	$0.46	$0.70	$1.26

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income. After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability. See the “Selected Items Impacting Comparability” table for additional information.
(3)The possible conversion of our Series A preferred units was excluded from the calculation of diluted net income per common unit for the three and nine months ended September 30, 2021 and 2020 as the effect was antidilutive.
(4)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three and nine months ended September 30, 2021 and 2020, the effect of equity-indexed compensation plan awards was antidilutive.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)

Net Income/(Loss) Per Common Unit to Adjusted Net Income Per Common Unit Reconciliations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Basic net income/(loss) per common unit	$(0.15)	$0.13	$(0.01)	$(3.72)
Selected items impacting comparability per common unit (1)	0.37	0.33	0.71	4.98
Basic adjusted net income per common unit	$0.22	$0.46	$0.70	$1.26

Diluted net income/(loss) per common unit	$(0.15)	$0.13	$(0.01)	$(3.72)
Selected items impacting comparability per common unit (1)	0.37	0.33	0.71	4.98
Diluted adjusted net income per common unit	$0.22	$0.46	$0.70	$1.26

(1)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income Per Common Unit” tables for additional information.

	Twelve Months Ended December 31,
	2020	2019
Basic net income/(loss) per common unit	$(3.83)	$2.70
Selected items impacting comparability per common unit (1)	5.38	(0.14)
Basic adjusted net income per common unit	$1.55	$2.56

Diluted net income/(loss) per common unit	$(3.83)	$2.65
Selected items impacting comparability per common unit (1)	5.38	(0.14)
Diluted adjusted net income per common unit	$1.55	$2.51

(1)See the “Selected Items Impacting Comparability” table for additional information.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions, except per unit and ratio data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Income/(Loss) to Adjusted EBITDA and Implied DCF Reconciliation
Net Income/(Loss)	$(55)	$146	$152	$(2,555)
Interest expense, net	106	113	319	329
Income tax expense/(benefit)	(30)	(3)	(16)	7
Depreciation and amortization	178	160	551	493
(Gains)/losses on asset sales and asset impairments, net	221	(2)	592	617
Goodwill impairment losses	—	—	—	2,515
(Gain on)/impairment of investments in unconsolidated entities, net	—	91	—	182
Depreciation and amortization of unconsolidated entities (1)	21	18	109	51
Selected items impacting comparability - Adjusted EBITDA (2)	78	159	(64)	362
Adjusted EBITDA	$519	$682	$1,643	$2,001
Interest expense, net of certain non-cash items (3)	(99)	(107)	(301)	(313)
Maintenance capital	(43)	(53)	(116)	(157)
Current income tax expense	(8)	(17)	(11)	(39)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (4)	9	(1)	11	7
Distributions to noncontrolling interests (5)	(4)	(2)	(10)	(6)
Implied DCF	$374	$502	$1,216	$1,493
Preferred unit distributions paid (6)	(37)	(37)	(137)	(137)
Implied DCF Available to Common Unitholders	$337	$465	$1,079	$1,356

Weighted Average Common Units Outstanding	715	728	719	728
Weighted Average Common Units and Common Unit Equivalents	786	799	790	799

Implied DCF per Common Unit (7)	$0.47	$0.64	$1.50	$1.86
Implied DCF per Common Unit and Common Unit Equivalent (8)	$0.48	$0.63	$1.51	$1.84

Cash Distribution Paid per Common Unit	$0.18	$0.18	$0.54	$0.72
Common Unit Cash Distributions (5)	$129	$131	$389	$524
Common Unit Distribution Coverage Ratio	2.61x	3.54x	2.77x	2.59x

Implied DCF Excess	$208	$334	$690	$832

(1)Adjustment to exclude our proportionate share of depreciation and amortization expense (including write-downs related to cancelled projects) of unconsolidated entities.
(2)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization, including write-downs related to cancelled projects, and selected items impacting comparability of unconsolidated entities).
(5)Cash distributions paid during the period presented.
(6)Cash distributions paid to our preferred unitholders during the period presented.
(7)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(8)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common unit equivalents outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions, except per unit and ratio data)

	Twelve Months Ended December 31,
	2020	2019
Net Income/(Loss) to Adjusted EBITDA and Implied DCF Reconciliation
Net Income/(Loss)	$(2,580)	$2,180
Interest expense, net	436	425
Income tax expense/(benefit)	(19)	66
Depreciation and amortization	653	601
(Gains)/losses on asset sales and asset impairments, net	719	28
Goodwill impairment losses	2,515	—
(Gain on)/impairment of investments in unconsolidated entities, net	182	(271)
Depreciation and amortization of unconsolidated entities (1)	73	62
Selected items impacting comparability - Adjusted EBITDA (2)	581	146
Adjusted EBITDA	$2,560	$3,237
Interest expense, net of certain non-cash items (3)	(415)	(407)
Maintenance capital	(216)	(287)
Current income tax expense	(51)	(112)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (4)	13	(49)
Distributions to noncontrolling interests (5)	(10)	(6)
Implied DCF	$1,881	$2,376
Preferred unit distributions paid (6)	(198)	(198)
Implied DCF Available to Common Unitholders	$1,683	$2,178

Weighted Average Common Units Outstanding	728	727
Weighted Average Common Units and Common Unit Equivalents	799	798

Implied DCF per Common Unit (7)	$2.31	$2.99
Implied DCF per Common Unit and Common Unit Equivalent (8)	$2.29	$2.91

Cash Distribution Paid per Common Unit	$0.90	$1.38
Common Unit Cash Distributions (5)	$655	$1,004
Common Unit Distribution Coverage Ratio	2.57x	2.17x

Implied DCF Excess	$1,028	$1,174

(1)Adjustment to exclude our proportionate share of depreciation and amortization expense of unconsolidated entities.
(2)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization and selected items impacting comparability of unconsolidated entities).
(5)Cash distributions paid during the period presented.
(6)Cash distributions paid to our preferred unitholders during the period presented.
(7)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(8)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common unit equivalents outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)

Net Income/(Loss) Per Common Unit to Implied DCF Per Common Unit and Common Unit Equivalent Reconciliations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Basic net income/(loss) per common unit	$(0.15)	$0.13	$(0.01)	$(3.72)
Reconciling items per common unit (1) (2)	0.62	0.51	1.51	5.58
Implied DCF per common unit	$0.47	$0.64	$1.50	$1.86

Basic net income/(loss) per common unit	$(0.15)	$0.13	$(0.01)	$(3.72)
Reconciling items per common unit and common unit equivalent (1) (3)	0.63	0.50	1.52	5.56
Implied DCF per common unit and common unit equivalent	$0.48	$0.63	$1.51	$1.84

	Twelve Months Ended December 31,
	2020	2019
Basic net income/(loss) per common unit	$(3.83)	$2.70
Reconciling items per common unit (1) (4)	6.14	0.29
Implied DCF per common unit	$2.31	$2.99

Basic net income/(loss) per common unit	$(3.83)	$2.70
Reconciling items per common unit and common unit equivalent (1) (3)	6.12	0.21
Implied DCF per common unit and common unit equivalent	$2.29	$2.91

(1)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income/(Loss) to Adjusted EBITDA and Implied DCF Reconciliation” table for additional information.
(2)Based on weighted average common units outstanding for the period of 715 million, 728 million, 719 million and 728 million, respectively.
(3)Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding of 71 million for each of the periods presented.
(4)Based on weighted average common units outstanding for the period of 728 million and 727 million, respectively.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Free Cash Flow and Free Cash Flow after Distributions Reconciliation (1):
Net cash provided by operating activities	$336	$282	$1,361	$1,256
Adjustments to reconcile net cash provided by operating activities to free cash flow:
Net cash provided by/(used in) investing activities	761	(208)	478	(1,066)
Cash contributions from noncontrolling interests	—	1	1	11
Cash distributions paid to noncontrolling interests (2)	(4)	(2)	(10)	(6)
Free Cash Flow	$1,093	$73	$1,830	$195
Cash distributions (3)	(166)	(168)	(526)	(661)
Free Cash Flow after Distributions	$927	$(95)	$1,304	$(466)

(1)Management uses the Non-GAAP financial measures Free Cash Flow and Free Cash Flow after Distributions to assess the amount of cash that is available for distributions, debt repayments, common equity repurchases and other general partnership purposes.
(2)Cash distributions paid during the period presented.
(3)Cash distributions paid to preferred and common unitholders during the period.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Selected Items Impacting Comparability: (1)
Gains/(losses) from derivative activities and inventory valuation adjustments (2)	$(9)	$(98)	$36	$(203)
Long-term inventory costing adjustments (3)	13	(2)	81	(66)
Deficiencies under minimum volume commitments, net (4)	(56)	(64)	(31)	(69)
Equity-indexed compensation expense (5)	(6)	(5)	(14)	(13)
Net gain/(loss) on foreign currency revaluation (6)	(18)	10	(3)	(11)
Significant transaction-related expenses (7)	(2)	—	(5)	(3)
Net gain on early repayment of senior notes (8)	—	—	—	3
Selected items impacting comparability - Adjusted EBITDA	$(78)	$(159)	$64	$(362)
Gain on/(impairment of) investments in unconsolidated entities, net	—	(91)	—	(182)
Gains/(losses) on asset sales and asset impairments, net	(221)	2	(592)	(617)
Goodwill impairment losses	—	—	—	(2,515)
Tax effect on selected items impacting comparability	32	9	18	44
Selected items impacting comparability - Adjusted net income attributable to PAA	$(267)	$(239)	$(510)	$(3,632)

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results of operations, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to investing activities, such as the purchase of linefill.
(3)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We, and certain of our equity method investments, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We, or our equity method investees, record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we, or our equity method investees, defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable. The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. These gains and losses are not integral to our core operating performance and were thus classified as a selected item impacting comparability.
(7)Includes expenses associated with the Plains Oryx Permian Basin joint venture transaction, which closed on October 5, 2021, and the acquisition of Felix Midstream LLC in February 2020.
(8)Includes net gains recognized in connection with the repurchase of our outstanding senior notes on the open market.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY (continued)
(in millions)

	Twelve Months Ended December 31,
	2020	2019
Selected Items Impacting Comparability: (1)
Losses from derivative activities and inventory valuation adjustments (2)	$(460)	$(158)
Long-term inventory costing adjustments (3)	(44)	20
Deficiencies under minimum volume commitments, net (4)	(74)	18
Equity-indexed compensation expense (5)	(19)	(17)
Net gain on foreign currency revaluation (6)	16	1
Line 901 incident (7)	—	(10)
Significant transaction-related expenses (8)	(3)	—
Net gain on early repayment of senior notes (9)	3	—
Selected items impacting comparability - Adjusted EBITDA	$(581)	$(146)
Losses from derivative activities (2)	—	(1)
Gain on/(impairment of) investments in unconsolidated entities, net	(182)	271
Gains/(losses) on asset sales and asset impairments, net	(719)	(28)
Goodwill impairment losses	(2,515)	—
Tax effect on selected items impacting comparability	76	12
Selected items impacting comparability - Adjusted net income attributable to PAA	$(3,921)	$108

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results of operations, we identify differences in the timing of earnings from the derivative instruments and the underlying transactions and exclude the related gains and losses in determining adjusted results such that the earnings from the derivative instruments and the underlying transactions impact adjusted results in the same period. In addition, we exclude gains and losses on derivatives that are related to investing activities, such as the purchase of linefill.
(3)We carry crude oil and NGL inventory that is comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We, and certain of our equity method investments, have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We, or our equity method investees, record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we, or our equity method investees, defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue or equity earnings, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will be settled in units and awards that will be settled in cash. The awards that will be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation, as applicable. The portion of compensation expense associated with awards that will be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in the realization of foreign exchange gains and losses on the settlement of foreign currency transactions as well as the revaluation of monetary assets and liabilities denominated in a foreign currency. These gains and losses are not integral to our core operating performance and were thus classified as a selected item impacting comparability.
(7)Includes costs recognized during the period related to the Line 901 incident that occurred in May 2015, net of amounts we believe are probable of recovery from insurance.
(8)Includes expenses associated with the acquisition of Felix Midstream LLC in February 2020.
(9)Includes net gains recognized in connection with the repurchase of our outstanding senior notes on the open market.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Revenues (1)	$529	$226	$10,515	$494	$271	$5,537
Purchases and related costs (1)	(75)	(1)	(10,488)	(60)	(2)	(5,510)
Field operating costs (1) (2)	(149)	(86)	(43)	(139)	(73)	(46)
Segment general and administrative expenses (2) (3)	(25)	(20)	(22)	(22)	(18)	(21)
Equity earnings in unconsolidated entities	67	2	—	87	2	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	20	1	—	17	1	—
(Gains)/losses from derivative activities and inventory valuation adjustments	—	(9)	22	—	(6)	94
Long-term inventory costing adjustments	—	—	(13)	—	—	2
Deficiencies under minimum volume commitments, net	56	—	—	64	—	—
Equity-indexed compensation expense	3	1	2	3	1	1
Net loss on foreign currency revaluation	—	—	3	—	—	4
Significant transaction-related expenses	1	—	1	—	—	—
Segment Adjusted EBITDA	$427	$114	$(23)	$444	$176	$61

Maintenance capital	$22	$18	$3	$34	$10	$9

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Revenues (1)	$1,568	$741	$28,222	$1,530	$860	$16,371
Purchases and related costs (1)	(181)	(7)	(27,985)	(184)	(12)	(16,227)
Field operating costs (1) (2)	(394)	(238)	(126)	(440)	(233)	(149)
Segment general and administrative expenses (2) (3)	(79)	(60)	(66)	(73)	(63)	(65)
Equity earnings in unconsolidated entities	185	5	—	276	4	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	107	2	—	49	2	—
(Gains)/losses from derivative activities and inventory valuation adjustments	(1)	(19)	(3)	—	(5)	215
Long-term inventory costing adjustments	—	—	(81)	—	—	66
Deficiencies under minimum volume commitments, net	33	(2)	—	64	5	—
Equity-indexed compensation expense	8	3	3	8	2	3
Net (gain)/loss on foreign currency revaluation	—	—	2	—	—	(9)
Significant transaction-related expenses	2	—	3	3	—	—
Segment Adjusted EBITDA	$1,248	$425	$(31)	$1,233	$560	$205

Maintenance capital	$68	$39	$9	$98	$40	$19

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA BY SEGMENT (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Transportation segment (average daily volumes in thousands of barrels per day):
Tariff activities volumes
Crude oil pipelines (by region):
Permian Basin (2)	4,394	4,200	4,114	4,507
South Texas / Eagle Ford (2)	311	370	315	383
Central (2)	483	388	441	383
Gulf Coast	176	137	161	133
Rocky Mountain (2)	344	238	320	251
Western	224	232	239	217
Canada	230	303	279	291
Crude oil pipelines	6,162	5,868	5,869	6,165
NGL pipelines	165	180	176	187
Tariff activities total volumes	6,327	6,048	6,045	6,352
Trucking volumes	58	67	62	75
Transportation segment total volumes	6,385	6,115	6,107	6,427

Facilities segment (average monthly volumes):
Liquids storage (average monthly capacity in millions of barrels) (3)	100	111	100	110
Natural gas storage (average monthly working capacity in billions of cubic feet)	23	67	54	66
NGL fractionation (average volumes in thousands of barrels per day)	119	110	130	129
Facilities segment total volumes (average monthly volumes in millions of barrels) (4)	108	125	113	125

Supply and Logistics segment (average daily volumes in thousands of barrels per day):
Crude oil lease gathering purchases	1,372	1,147	1,300	1,181
NGL sales	87	83	139	132
Supply and Logistics segment total volumes	1,459	1,230	1,439	1,313

(1)Average volumes are calculated as the total volumes (attributable to our interest) for the period divided by the number of days or months in the period.
(2)Region includes volumes (attributable to our interest) from pipelines owned by unconsolidated entities.
(3)Includes volumes (attributable to our interest) from facilities owned by unconsolidated entities.
(4)Facilities segment total volumes are calculated as the sum of: (i) liquids storage capacity; (ii) natural gas storage working capacity divided by 6 to account for the 6:1 mcf of natural gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP SEGMENT RECONCILIATIONS
(in millions)
Fee-based Segment Adjusted EBITDA to Adjusted EBITDA Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Transportation Segment Adjusted EBITDA	$427	$444	$1,248	$1,233
Facilities Segment Adjusted EBITDA	114	176	425	560
Fee-based Segment Adjusted EBITDA	$541	$620	$1,673	$1,793
Supply and Logistics Segment Adjusted EBITDA	(23)	61	(31)	205
Adjusted other income/(expense), net (1)	1	1	1	3
Adjusted EBITDA (2)	$519	$682	$1,643	$2,001

(1)Represents “Other income/(expense), net” as reported on our Condensed Consolidated Statements of Operations, adjusted for selected items impacting comparability of $11 million, $(4) million, $(12) million and $10 million for the three and nine months ended September 30, 2021 and 2020, respectively. See the “Selected Items Impacting Comparability” table for additional information.
(2)See the “Net Income/(Loss) to Adjusted EBITDA and Implied DCF Reconciliation” table for reconciliation to Net Income/(Loss).

Reconciliation of Segment Adjusted EBITDA to Segment Adjusted EBITDA further adjusted for impact of divested assets:

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Segment Adjusted EBITDA	$427	$114	$(23)	$444	$176	$61
Impact of divested assets (1)	—	(6)	—	—	(31)	—
Segment Adjusted EBITDA further adjusted for impact of divested assets	$427	$108	$(23)	$444	$145	$61

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Segment Adjusted EBITDA	$1,248	$425	$(31)	$1,233	$560	$205
Impact of divested assets (1)	—	(58)	—	(1)	(101)	—
Segment Adjusted EBITDA further adjusted for impact of divested assets	$1,248	$367	$(31)	$1,232	$459	$205

(1)Estimated impact of divestitures completed during 2020 and 2021, assuming an effective date of January 1, 2020. Divested assets primarily included certain NGL storage terminals, Los Angeles Basin crude oil storage terminals and natural gas storage facilities that were previously included in our Facilities segment and the sale of a portion of our interest in a joint venture pipeline that was previously reported in our Transportation segment.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$10,776	$—	$10,776	$5,833	$—	$5,833

COSTS AND EXPENSES
Purchases and related costs	10,074	—	10,074	5,107	—	5,107
Field operating costs	274	—	274	254	—	254
General and administrative expenses	67	1	68	61	1	62
Depreciation and amortization	178	1	179	160	1	161
(Gains)/losses on asset sales and asset impairments, net	221	—	221	(2)	—	(2)
Total costs and expenses	10,814	2	10,816	5,580	2	5,582

OPERATING INCOME/(LOSS)	(38)	(2)	(40)	253	(2)	251

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	69	—	69	89	—	89
Gain on/(impairment of) investments in unconsolidated entities, net	—	—	—	(91)	—	(91)
Interest expense, net	(106)	—	(106)	(113)	—	(113)
Other income/(expense), net	(10)	—	(10)	5	—	5

INCOME/(LOSS) BEFORE TAX	(85)	(2)	(87)	143	(2)	141
Current income tax expense	(8)	—	(8)	(17)	—	(17)
Deferred income tax benefit	38	7	45	20	(5)	15

NET INCOME/(LOSS)	(55)	5	(50)	146	(7)	139
Net (income)/loss attributable to noncontrolling interests	(4)	30	26	(3)	(119)	(122)
NET INCOME/(LOSS) ATTRIBUTABLE TO PAGP	$(59)	$35	$(24)	$143	$(126)	$17

BASIC AND DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			194			186

BASIC AND DILUTED NET INCOME/(LOSS) PER CLASS A SHARE			$(0.12)			$0.09

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Nine Months Ended September 30, 2021			Nine Months Ended September 30, 2020
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$29,089	$—	$29,089	$17,327	$—	$17,327

COSTS AND EXPENSES
Purchases and related costs	26,743	—	26,743	15,000	—	15,000
Field operating costs	746	—	746	811	—	811
General and administrative expenses	205	4	209	201	5	206
Depreciation and amortization	551	2	553	493	2	495
(Gains)/losses on asset sales and asset impairments, net	592	—	592	617	—	617
Goodwill impairment losses	—	—	—	2,515	—	2,515
Total costs and expenses	28,837	6	28,843	19,637	7	19,644

OPERATING INCOME/(LOSS)	252	(6)	246	(2,310)	(7)	(2,317)

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	190	—	190	280	—	280
Gain on/(impairment of) investments in unconsolidated entities, net	—	—	—	(182)	—	(182)
Interest expense, net	(319)	—	(319)	(329)	—	(329)
Other income/(expense), net	13	—	13	(7)	—	(7)

INCOME/(LOSS) BEFORE TAX	136	(6)	130	(2,548)	(7)	(2,555)
Current income tax expense	(11)	—	(11)	(39)	—	(39)
Deferred income tax (expense)/benefit	27	(16)	11	32	145	177

NET INCOME/(LOSS)	152	(22)	130	(2,555)	138	(2,417)
Net (income)/loss attributable to noncontrolling interests	(9)	(145)	(154)	(7)	1,876	1,869
NET INCOME/(LOSS) ATTRIBUTABLE TO PAGP	$143	$(167)	$(24)	$(2,562)	$2,014	$(548)

BASIC AND DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			194			184

BASIC AND DILUTED NET INCOME/(LOSS) PER CLASS A SHARE			$(0.12)			$(2.97)

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	September 30, 2021			December 31, 2020
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets	$4,874	$3	$4,877	$3,665	$3	$3,668
Property and equipment, net	13,084	6	13,090	14,611	9	14,620
Investments in unconsolidated entities	3,710	—	3,710	3,764	—	3,764
Deferred tax asset	—	1,423	1,423	—	1,444	1,444
Linefill and base gas	901	—	901	982	—	982
Long-term operating lease right-of-use assets, net	374	—	374	378	—	378
Long-term inventory	221	—	221	130	—	130
Other long-term assets, net	1,033	(2)	1,031	967	(2)	965
Total assets	$24,197	$1,430	$25,627	$24,497	$1,454	$25,951

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$5,397	$2	$5,399	$4,253	$2	$4,255
Senior notes, net	8,327	—	8,327	9,071	—	9,071
Other long-term debt, net	61	—	61	311	—	311
Long-term operating lease liabilities	326	—	326	317	—	317
Other long-term liabilities and deferred credits	789	—	789	807	—	807
Total liabilities	14,900	2	14,902	14,759	2	14,761

Partners’ capital excluding noncontrolling interests	9,152	(7,800)	1,352	9,593	(8,129)	1,464
Noncontrolling interests	145	9,228	9,373	145	9,581	9,726
Total partners’ capital	9,297	1,428	10,725	9,738	1,452	11,190
Total liabilities and partners’ capital	$24,197	$1,430	$25,627	$24,497	$1,454	$25,951

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER CLASS A SHARE (1)
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Basic and Diluted Net Income/(Loss) per Class A Share
Net income/(loss) attributable to PAGP	$(24)	$17	$(24)	$(548)
Basic and diluted weighted average Class A shares outstanding	194	186	194	184

Basic and diluted net income/(loss) per Class A share	$(0.12)	$0.09	$(0.12)	$(2.97)

(1)For the three and nine months ended September 30, 2021 and 2020, the possible exchange of AAP units and AAP Management units would not have had a dilutive effect on basic net income/(loss) per Class A share.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:

•declines in global crude oil demand and crude oil prices (whether due to the COVID-19 pandemic, future pandemics or other factors) that correspondingly lead to a significant reduction of North American crude oil, natural gas liquids (“NGL”) and natural gas production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of commercial opportunities that might otherwise be available to us;
•the effects of competition and capacity overbuild in areas where we operate, including contract renewal risk and the risk of loss of business to other midstream operators who are willing or under pressure to aggressively reduce transportation rates in order to capture or preserve customers;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions that adversely impact our business;
•unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);
•environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;
•fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, NGL and natural gas and resulting changes in pricing conditions or transportation throughput requirements;
•the availability of, and our ability to consummate, divestitures, joint ventures, acquisitions or other strategic opportunities;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties, and the successful integration and future performance of acquired assets or businesses;
•maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event that materially impacts our operations, including cyber or other attacks on our electronic and computer systems;
•weather interference with business operations or project construction, including the impact of extreme weather events or conditions;
•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (such as reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, legal constraints (including governmental orders or guidance), or other factors;
•the incurrence of costs and expenses related to unexpected or unplanned capital expenditures, third-party claims or other factors;
•disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial or hedging strategies;
•failure to implement or capitalize, or delays in implementing or capitalizing, on investment capital projects, whether due to permitting delays, permitting withdrawals or other factors;
•shortages or cost increases of supplies, materials or labor;
•the impact of current and future laws, rulings, governmental regulations, trade policies, accounting standards and statements, and related interpretations, including legislation or regulatory initiatives that prohibit, restrict or regulate hydraulic fracturing or that prohibit the development of oil and gas resources and the related infrastructure on lands dedicated to or served by our pipelines;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, investment capital projects, working capital requirements and the repayment or refinancing of indebtedness;
•general economic, market or business conditions in the United States and elsewhere (including the potential for a recession or significant slowdown in economic activity levels and the timing, pace and extent of economic recovery) that impact demand for crude oil, drilling and production activities and therefore the demand for the midstream services we provide and commercial opportunities available to us;
•the amplification of other risks caused by volatile financial markets, capital constraints, liquidity concerns and inflation;
•the use or availability of third-party assets upon which our operations depend and over which we have little or no control;
•the currency exchange rate of the Canadian dollar to the United States dollar;
•inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•significant under-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•the effectiveness of our risk management activities;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the processing, transportation, fractionation, storage and marketing of NGL as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

About Plains:

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil and NGL. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles more than 6 million barrels per day of crude oil and NGL in its Transportation segment. PAA is headquartered in Houston, Texas. More information is available at www.plainsallamerican.com.

PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America. PAGP is headquartered in Houston, Texas. More information is available at www.plainsallamerican.com.

Contacts:

Roy Lamoreaux
Vice President, Investor Relations, Communications and Government Relations
(866) 809-1291

Brett Magill
Director, Investor Relations
(866) 809-1291

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291